Exhibit 16.1

                          TSCHOPP, WHITCOMB & ORR, P.A.
                     2600 Maitland Center Parkway, Suite 330
                             Maitland, Florida 32751




May 10, 2006


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


To Whom It May Concern:

This is to confirm that the client-auditor relationship between Assure Data, Inc. (Commission File Number 333-141347) and Tschopp, Whitcomb & Orr, P.A. has ceased. We have read and agree with the disclosures in Item 4.01 of the Company's Form 8-K dated May 10, 2006.

Sincerely,


/s/ Tschopp, Whitcomb & Orr, P.A.
---------------------------------
Tschopp, Whitcomb & Orr, P.A.


cc:      Mr. Robert Lisle
         President and Chief Executive Officer
         Assure Data, Inc.
         6680 Yosemite
         Dallas, Texas 75214